UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 2002


                           Mpower Holding Corporation
                           Mpower Communications Corp.
           -----------------------------------------------------------
           (Exact names of registrants as specified in their charters)


            Delaware             33339884-01            52-2232143
             Nevada                0-24059              88-0360042
         ---------------         ------------       -------------------
         (State or other         (Commission         (I.R.S. Employer
         jurisdiction of         File Number)       Identification No.)
          incorporation)


                175 Sully's Trail, Pittsford, NY                14534
             ----------------------------------------         ----------
             (Address of principal executive offices)         (Zip Code)


 Registrants' telephone number, including area code:              (716) 218-6550
                                                                  --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events
---------------------


         On February 25, 2002, Mpower Holding Corporation, a facilities-based broadband communications provider, announced that it reached agreement with an informal committee representing approximately 66% of the approximately $380.5 million outstanding principal amount of Mpower's 13% Senior Notes due 2010 on a comprehensive recapitalization plan that would eliminate a significant portion of Mpower's long-term debt and all of its preferred stock.

         The proposed plan calls for Mpower to use $19 million of its approximately $150 million cash on hand to issue common stock to eliminate $583.4 million in debt and preferred stock, as well as the associated $50 million of annual interest expense related to the 2010 Senior Notes and the $15 million in annual dividend payments on the preferred stock.

         Holders of approximately 66% of the approximately $380.5 million outstanding principal amount of Mpower's 2010 Senior Notes have entered into a voting agreement with the company in support of the proposed recapitalization plan, subject to certain terms and conditions. Mpower will solicit the remaining 2010 Senior Noteholders to also enter the voting agreement by March 19, 2002, the date Mpower expects the solicitation period to expire. Under the agreement announced February 25, 2002, each 2010 Noteholder who signs a voting agreement in support of the recapitalization plan by the end of the solicitation period will receive their pro-rata share of $19 million in cash, which represents 5% of the outstanding amount of the 2010 Senior Notes.

         If, at the end of the solicitation period, holders of at least two-thirds of the outstanding principal amount of the 2010 Senior Notes have entered into the voting agreement with Mpower in support of the proposed recapitalization plan, Mpower intends to implement its proposed recapitalization plan by promptly commencing a voluntary pre-negotiated Chapter 11 proceeding. During the Chapter 11 proceeding, Mpower plans to continue to provide customers with its complete range of services. Mpower expects no significant impact on its employees, customers or suppliers. Due to its significant cash resources, Mpower does not require debtor-in-possession financing and expects to complete the recapitalization within 90-120 days of the filing of the Chapter 11 proceeding.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.




Date:  February 26, 2002                  MPOWER HOLDING CORPORATION



                                          By:   /s/ Russell I. Zuckerman
                                              ----------------------------
                                          Name: Russell I. Zuckerman
                                                Title:Senior Vice President,
                                                General
                                                Counsel and Secretary


                                          MPOWER COMMUNICATIONS CORP.



                                          By:  /s/ Russell I. Zuckerman
                                             ----------------------------
                                          Name: Russell I. Zuckerman
                                          Title:Vice President and Secretary




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                                 EXHIBIT INDEX


Exhibit Number                       Description of Document

99.1                                 Press Release dated February 25, 2002.